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                                                                      EXHIBIT 12

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                First
                                                               Quarter
                                                                Ended
                                                               --------
                                                               July 30,
(in thousands)                                                   2003
--------------                                                 --------
Fixed Charges:
  Interest expense*.........................................   $ 32,201
  Interest component of rental expense......................      3,112
                                                               --------
     Total fixed charges....................................   $ 35,313
                                                               --------
Earnings:
  Income from continuing operations before income taxes and
     minority interest......................................   $ 92,198
  Add: Interest expense*....................................     32,201
  Add: Interest component of rental expense.................      3,112
                                                               --------
     Earnings as adjusted...................................   $127,511
                                                               --------
  Ratio of earnings to fixed charges........................       3.61
                                                               ========

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* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.

                      H. J. HEINZ COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                First
                                                               Quarter
                                                                Ended
                                                               --------
                                                               July 30,
(in thousands)                                                   2003
--------------                                                 --------
Fixed Charges:
  Interest expense*.........................................   $ 52,843
  Capitalized interest......................................         --
  Interest component of rental expense......................      7,293
                                                               --------
     Total fixed charges....................................   $ 60,766
                                                               --------
Earnings:
  Income from continuing operations before income taxes and
     cumulative effect of change in accounting principle....   $285,625
  Add: Interest expense*....................................     52,843
  Add: Interest component of rental expense.................      7,923
  Add: Amortization of capitalized interest.................        458
                                                               --------
     Earnings as adjusted...................................   $346,849
                                                               --------
  Ratio of earnings to fixed charges........................       5.71
                                                               ========

---------------
* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.